Item No. 77D (Policies with respect to
security investment) - Attachments

Eaton Vance Dividend Builder Fund
Material changes to the investment policies of the Fund are described in one or more supplements to the Fund's prospectus filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.

Eaton Vance Balanced Fund
Material changes to the investment policies of the Fund are described in one or more supplements to the Fund's prospectus filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.

Eaton Vance Equity Asset Allocation Fund
Material changes to the investment policies of the Fund are described in one or more supplements to the Fund's prospectus filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.